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                                                                      Exhibit 21

                          LOUISIANA-PACIFIC CORPORATION
                                AND SUBSIDIARIES

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                                                                      Jurisdiction of
                                                                      Incorporation or
                                                                      Organization
                                                                      ------------
Louisiana-Pacific Corporation                                         Delaware

   Domestic Subsidiaries
   ---------------------

    ABT Building Products Corporation                                 Delaware
       ABTco, Inc.                                                    Delaware
           ABT Deck, Inc.                                             Oregon
    CP Investment Corp.                                               Oregon
    GreenStone Industries, Inc.                                       Delaware
       GreenStone Industries-Fort Wayne, Inc.                         Indiana
    Ketchikan Pulp Company                                            Washington
    Louisiana-Pacific International, Inc.                             Oregon
    Louisiana-Pacific Polymers, Inc.                                  Oregon
    Louisiana-Pacific Timber Company                                  Oregon
       L-PSPV, Inc.                                                   Delaware
    LPS Corporation                                                   Oregon
       Louisiana-Pacific Samoa, Inc.                                  Oregon
       L-P Redwood, LLC                                               Delaware
           L-P SPV2, LLC                                              Delaware
    New Waverly Transportation, Inc.                                  Texas

   Foreign Subsidiaries
   --------------------

    Louisiana-Pacific Canada Ltd.                                     British Columbia, Canada
       Louisiana-Pacific B.C. Forest Products Limited                 British Columbia, Canada
       Louisiana-Pacific Canada Dawson Creek Ltd.                     British Columbia, Canada
       Louisiana-Pacific Canada Engineered Wood                       British Columbia, Canada
          Products Ltd.
    Louisiana-Pacific Canada Pulp Co.                                 Nova Scotia, Canada
    Louisiana-Pacific Europe Limited                                  England and Wales
    Louisiana Pacific de Mexico, S.A de C.V.                          Mexico
    Louisiana-Pacific, S.A. de C.V.                                   Mexico
    Louisiana-Pacific Coillte Ireland Limited                         Ireland
    L-P Foreign Sales Corporation                                     Guam
    Louisiana-Pacific South America S.A.                              Chile
       Louisiana-Pacific Chile S.A.                                   Chile



    ABT Canada Limited - ABT Canada Limitee                           Nova Scotia

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